Exhibit 1.01

LivaNova PLC
Conflict Minerals Report
For the Year Ended December 31, 2021

This Conflict Minerals Report of LivaNova PLC (this “Report”) has been prepared for the reporting period from January 1, 2021 to December 31, 2021 pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement disclosure and reporting requirements pursuant to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”). The Act defines conflict minerals as cassiterite, columbite-tantalite (coltan), gold, wolframite or their derivatives, tin, tantalum and tungsten (“3TGs”). The “Covered Countries” for the purposes of the Rule are the Democratic Republic of the Congo (“DRC”), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. The Rule imposes certain reporting requirements on SEC registrants who manufacture or contract to manufacture products that include 3TGs if such 3TGs are necessary to the functionality or production of the products.

1.Company Overview
This Report has been prepared by the management of LivaNova PLC (“LivaNova,” “we,” “us,” “registrant,” “Company” or “our”). It does not include the activities of variable interest entities that are not required to be consolidated.
This Conflict Minerals Report reports the reasonable country of origin inquiry (“RCOI”) conducted in good faith to determine whether any of the necessary 3TGs in LivaNova’s product offerings originated from the Covered Countries or came from recycled or scrap sources for the year ended December 31, 2021, and subsequent due diligence measures.
In fiscal year 2021, LivaNova operated as three reportable segments:
•Cardiopulmonary: Our Cardiopulmonary segment is engaged in the development, production and sale of cardiopulmonary products including oxygenators, heart-lung machines, autotransfusion systems, perfusion tubing systems, cannulae and other related accessories.
•Neuromodulation: Our Neuromodulation segment designs, develops and markets devices that deliver neuromodulation therapy to treat drug-resistant epilepsy and difficult-to-treat depression. It also encompasses the development and management of clinical testing of our aura6000 System for treating obstructive sleep apnea, as well as our VITARIA System for treating heart failure.
•Advanced Circulatory Support: Our ACS segment is engaged in the development, production and sale of leading-edge temporary life support products. These products include cardiopulmonary and respiratory support solutions consisting of temporary life support controllers and product kits that can include a combination of pumps, oxygenators, and cannulae.
LivaNova divested the Heart Valve business, previously part of our Cardiopulmonary segment, effective in the second quarter of 2021.
Since LivaNova did not have full financial and operational control of this business for the entire 2021 fiscal reporting year, this report does not contain information specific to the Heart Valve supply chain.
Our broad and complex product offerings may contain 3TGs within the following components:
•Tantalum, used in capacitors;
•Tin, used in electrical components, printed circuit board assembly, hardware and equipment;
•Tungsten, used in coatings, alloys, heating elements and electrodes; and
•Gold, used in circuit boards, electrodes and electronic components.
Additional information on LivaNova is available at www.livanova.com. Information on our website is not incorporated into this Report.

2.General Policy and Team
LivaNova embraces the key principles of the International Labour Organization’s fundamental conventions. We believe that our business can only succeed where the rights of all workers involved in the value chain of our business are protected and respected, and we aim to conduct business with third parties including consultants, suppliers and other business partners (“Third Parties”) who share our commitment to operating in a responsible and ethical manner.
We strive to conduct our activities in a manner that reflects our mission and Code of Ethics and Business Conduct – which includes being a good corporate citizen, dealing fairly in business, behaving ethically, supporting a safe and healthy workplace, doing business in an environmentally responsible manner, and complying with applicable law. We are committed to ensuring that our supply chain reflects our values and beliefs, including adherence to principles of responsible sourcing for materials for our products. As part of our commitment, LivaNova supports the goals and objectives of Section 1502 of the Dodd Frank Act and seeks to uphold responsible sourcing practices. We expect our suppliers to support our efforts to comply with the Dodd Frank Act and to proactively identify and work towards eliminating the use of any minerals that fund or benefit armed groups from within our supply chain. In addition, we expect our suppliers to conduct business operations in an ethical manner and to comply with our Code of Ethics and Business Conduct, our Third-Party Code of Ethics and Business Conduct and all applicable laws related to environmental responsibility, workplace health and safety, and human resources.
LivaNova created an ESG (Environmental, Social and Governance) Task Force in 2020, a cross-functional team of leaders focused on establishing a comprehensive program to optimize our ESG efforts, including implementation of our conflict minerals compliance strategy and policy. This team has executive level involvement and access to various subject matter experts from such areas as sourcing, procurement, legal and finance. Our Head of Corporate Social Responsibility is responsible for implementing our ESG programs, and all of our manufacturing locations have formal programs specified to a site level. Our Board's Nominating and Corporate Governance (“NCG”) Committee charter encompasses ESG oversight under its list of duties and responsibilities, and as a result, the NCG Committee receives regular updates on the ESG Task Force's activities at each of its quarterly meetings. The directors on the NCG Committee actively engage on this topic every quarter, and the NCG Committee Chair reports material ESG developments to the full Board quarterly.

3.Reasonable Country of Origin Inquiry
In collaboration with our partners at Assent Compliance, a supply chain sustainability management provider, we determined which of our products potentially contain 3TGs necessary to the functionality or production of such products. We then conducted a good faith RCOI designed to determine whether any necessary 3TGs contained in our products originated in the Covered Countries or came from recycled or scrap sources. We do not purchase minerals directly from mines, smelters or refiners (“SORs”) and therefore must rely on our direct suppliers to provide information on the origin of the minerals contained in components and materials supplied to us or products manufactured for us.
We began our supplier scoping process by:
•Determining which of our products in 2021 potentially contained one or more of the 3TGs necessary to the functionality or production of such products;
•Identifying our suppliers that manufactured or contracted to manufacture components or products containing these necessary 3TGs contained in our products; and
•Providing this list composed of suppliers and parts associated with the in-scope products to Assent Compliance for upload to the Assent Compliance Manager (“ACM”), a platform to complete and track supplier communications.
The supply chain survey, and the conflict minerals program as a whole, has been developed and implemented in cooperation with Assent Compliance. To collect data on the sources of origin of the necessary 3TG procured by the supply chain, LivaNova utilized the Conflict Minerals Reporting Template (“CMRT”) version 6.1 to conduct a survey of all in-scope suppliers.

During the supplier survey, LivaNova contacted 294 suppliers via ACM, a software-as-a-service (SaaS) platform provided by Assent Compliance that enables users to complete and track supplier communications and allows suppliers to upload completed CMRTs directly to the platform for validation, assessment and management.
Via the ACM and Assent Compliance team, LivaNova requested that all suppliers identified as possibly providing components containing necessary 3TGs, complete a CMRT. Training and education to guide suppliers on best practices and the use of this template was included. Assent Compliance monitored and tracked all communications in the ACM for future reporting and transparency. LivaNova directly contacted suppliers that were unresponsive to Assent Compliances’ repeated communication attempts during the diligence process and requested these suppliers complete the CMRT and submit it to Assent Compliance.
LivaNova’s program continues to include automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on questions within the declaration tab of the CMRT which helps to identify areas that require further classification or risk assessment, as well as understand the due diligence efforts of the Tier 1 suppliers. The results of this data validation contribute to the program’s health assessment and are shared with the suppliers to ensure they understand areas that require clarification or improvement.
All submitted forms are accepted and classified as valid or invalid so that data is retained. Suppliers are contacted regarding invalid forms and are encouraged to submit a valid form. Suppliers are also provided with guidance on how to correct these validation errors in the form of feedback to their CMRT submission, training courses and direct engagement help through Assent Compliances’ multilingual Supplier Experience team. Since some suppliers may remain unresponsive to feedback, LivaNova tracks program gaps to account for future improvement opportunities. As of May 23, 2022, there were two invalid or incomplete supplier submissions that could not be corrected.
As of May 23, 2022, there were 294 suppliers in scope of the conflict minerals program. Of those 294 suppliers, 174 suppliers provided a completed CMRT. LivaNova’s total response rate for this reporting year was 59.2%.
Based on our RCOI, LivaNova has reason to believe that some of the necessary 3TG in our products may have originated in the Covered Countries and did not come from recycled or scrap sources. Accordingly, LivaNova conducted additional due diligence as described below.

4.Due Diligence
4.1 Design of Due Diligence
LivaNova designed its due diligence process to be in conformity, in all material respects, with the Organization for Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict Affected and High-Risk Areas and the related supplements for gold, tin, tantalum and tungsten (the “OECD Guidance”). The program aligns with the five steps for due diligence that are described by OECD Guidance, and LivaNova continues to evaluate market expectations for data collection and reporting to achieve continuous improvement opportunities.
Due diligence requires LivaNova to rely on data provided by direct suppliers and third-party audit programs. There is a risk of incomplete or inaccurate data as the process cannot fully be owned by LivaNova. However, through continued outreach and process validation, in collaboration with Assent Compliance, we believe that our process aligns with industry standards and market expectations for downstream companies’ due diligence.

4.1.1 Establish Strong Company Management and Control Systems
Internal Team and Training
LivaNova has established a management team responsible for the conflict minerals program. In 2021, our management team was overseen by the Senior Vice President of Global Operations and a team of subject matter experts from relevant functions such as, supply chain, sourcing, operations, finance and legal. The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy and was led by the Vice President of Neuromodulation Operations, who acts as the Conflict Minerals Program Manager.
LivaNova leverages Assent Compliances’ Managed Services to work with dedicated program specialists who support LivaNova’s conflict minerals program. LivaNova communicates regularly with the Assent Compliance team to receive updates on program status. Each member of Assent Compliance’s Customer Success team is trained in conflict minerals compliance and understands the intricacies of CMRT and conflict minerals reporting, as well as Section 1502 of the Dodd-Frank Act.
Control Systems and Company Policies
LivaNova controls include, but are not limited to, our Code of Ethics and Business Conduct which outlines certain expected behaviors for all employees. In addition, we rely on our direct suppliers to provide information on the origin of the necessary 3TGs contained in components and materials supplied to us, including sources of necessary 3TGs that are supplied to them from lower tier suppliers.
Our Third-Party Code of Ethics and Business Conduct (“Third-Party Code of Conduct”), which we have published externally (in multiple languages) as well as within our distributor agreements and purchase order terms and conditions, defines the standards we require all LivaNova Third Parties to comply with when doing business with us, in addition to all applicable laws, regulations and industry standards. In 2021, the Third-Party Code of Conduct was updated to incorporate a training component whereby we request our third-party partners complete an online training relating to our expectations around our ethical standards.
Compliance with our Third-Party Code of Conduct informs an important part of LivaNova’s Third Party selection and evaluation. We require Third Parties to meet our requirements and to pass on these requirements to their respective supply chains. If an audit conducted by or on behalf of LivaNova reveals non-alignment with our Third Party Code of Ethics and Business Conduct, we have the right to take corrective measures that, in the event of significant non-compliance, may also include immediate termination of the business relationship.
Also, our General Terms and Conditions for the Purchase of Products and Services included with our purchase orders specify that, in order to conduct business with LivaNova, a supplier may be required to complete a questionnaire designed to identify the potential presence of 3TGs in any products it sells to LivaNova, and if necessary, perform appropriate due diligence.
Supplier Engagement
As we do not have a direct relationship with 3TGs SORs, we are engaged and actively cooperate with other manufacturers in our industry and other sectors. We rely primarily on our Tier 1 direct suppliers to provide information on the origin of the necessary 3TGs contained in components and materials supplied to us, including sources of necessary 3TGs that are supplied to them from lower tier suppliers.
We have leveraged existing communications within the Company, specifically through our procurement personnel, to encourage supplier interactions with Assent Compliance as well for them to understand the need for completion of the surveys. LivaNova continues to place a strong emphasis on supplier education and training. To accomplish this, Assent Compliance’s online resources are leveraged, and all in-scope suppliers have been provided with access to the library of conflict minerals training and support resources.
We engage with suppliers directly to request a valid CMRT for the products that they supply to LivaNova. With respect to the OECD requirement to strengthen engagement with suppliers, LivaNova has developed an internal process that includes steps of supplier engagement escalation such as in-person meetings and corrective actions.

LivaNova believes that the combination of the LivaNova Code of Ethics and Business Conduct, Third-Party Code of Ethics and Business Conduct, and direct engagement with suppliers for conflict minerals training and requests constitute a strong supplier engagement program.
Grievance Mechanism
LivaNova proactively promotes ethical behavior and encourages all of its stakeholders to Speak Up and report violations of laws, regulations, and/or our policies and procedures, including our Code of Ethics and Business Conduct and our Third-Party Code of Conduct. While we encourage employees to raise issues with their managers, we also maintain an Ethics and Integrity Helpline where concerns can be reported confidentially and anonymously. All reports received are triaged to ensure timely and effective follow up. In 2021, we received no reports relating to human rights violations.
Records Maintenance
We have retained relevant documentation from our RCOI and due diligence process. Through Assent Compliance, a document retention policy to retain conflict minerals related documents, including supplier responses to CMRTs and the sources identified within each reporting period, has been implemented.
4.1.2 Identify and Assess Risk in Our Supply Chain
The ACM provides functionality that meets the OECD Guidance process expectations by evaluating the quality of each supplier response and assigning a health score based on the supplier’s declaration of process engagement. Additionally, the metrics provided in this report, as well as the step-by-step process for supplier engagement and upstream due diligence investigations performed, are managed through this platform. Risks associated with supplier CMRT content are identified automatically in the ACM based on criteria established for supplier responses. These risks are addressed by Assent Compliance staff and members of the internal Conflict Minerals Team, who contact the supplier, gather pertinent data and perform an assessment of the supplier’s conflict minerals status.
Risks at the supplier level may include non-responsive suppliers, incomplete CMRTs, or CMRTs that are submitted at the company level. LivaNova is unable to determine if all of the specified SORs were used for necessary 3TGs in the products supplied to the Company in the case of a company-level CMRT. Additionally, some suppliers indicated that they received information regarding their supply chains from fewer than 75% of their suppliers and, therefore, they could not provide a comprehensive list of all smelters or refiners in their supply chains.
Risks were identified by assessing the due diligence practices and status of SORs identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. Assent Compliance compared facilities listed in the responses to the list of SORs consolidated by the Responsible Minerals Initiative (RMI) to ensure that the facilities met the recognized definition of a 3TG processing facility that was operational during the 2021 calendar year.
Assent Compliance determined if the smelter or refiner had been audited against a standard in conformance with the OECD Guidance, such as the Responsible Minerals Assurance Process (“RMAP”). LivaNova does not have a direct relationship with SORs and does not perform direct audits of these entities within their supply chain. SORs that have completed an RMAP audit (“RMAP Conformant”) are considered to be DRC-conflict free. In cases where the SOR’s due diligence practices have not been audited against the RMAP standard or they are considered non-conformant by RMAP, follow-ups are made to suppliers reporting those facilities. SORs are then assessed for the potential for sourcing risk.
Each facility that meets the definition of a SOR of a 3TG mineral is assessed according to red-flag indicators defined in the OECD Guidance. Assent Compliance uses numerous factors to determine the level of risk that each SOR poses to the supply chain by identifying red flags. These factors include:
•Geographic proximity to the DRC and other Covered Countries
•Known mineral source country of origin

•RMAP audit status
•Credible evidence of unethical or conflict sourcing; and/or
•Peer assessments conducted by credible third-party sources
Risk mitigation activities are initiated whenever a supplier’s CMRT reported facilities of concern. Through Assent Compliance, suppliers with submissions that included any SORs of concern were immediately provided with feedback instructing that supplier to take their own independent risk mitigation actions. Additional escalation may have been necessary to address any continued sourcing from these SORs of concern. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these SORs of concern from the supply chain. In addition, suppliers are guided to the educational materials on mitigating the risks identified through the data collection process.
Suppliers are also evaluated on program strength, which assists in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program is based on certain questions in the CMRT related to the suppliers’ conflict minerals practices and policies.
4.1.3 Design and Implement a Strategy to Respond to Risks
Together with Assent Compliance, LivaNova developed processes to assess and respond to the risks identified in the supply chain. LivaNova has a plan, through which the conflict minerals program is implemented, managed, and monitored. As the program progresses, escalations are sent to non-responsive suppliers to outline the importance of a response via CMRTs and to outline the required cooperation for compliance to the conflict minerals rules and LivaNova’s expectations.
Feedback on supplier submissions is given directly to suppliers, and educational resources are provided to assist suppliers in corrective action methods or to improve their internal programs. Assent Compliance also communicates directly with SORs that have not yet been determined to be RMAP Conformant to request sourcing information and encourage their involvement with the RMI program.
In cases where suppliers have continuously been non-responsive or are not committed to corrective action plans, LivaNova assesses if replacement of such supplier is feasible.
4.1.4 Carry out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
LivaNova does not have a direct relationship with SORs of 3TGs and as a result, LivaNova does not perform direct audits of these entities in its supply chain. LivaNova relies on the efforts of the industry associations that administer independent third-party SOR audit programs and encourages suppliers with more direct relationships with SORs to participate in comparable due diligence validation activities. Assent Compliance also directly contacts smelters and refiners that are not currently enrolled in the RMAP to encourage their participation and gather information regarding each facilities’ sourcing practices on behalf of its compliance partners.
4.1.5. Report on Supply Chain Due Diligence
This Conflict Minerals Report is being filed with the SEC as an exhibit to our specialized disclosure report on Form SD and is available on our website at https://investor.livanova.com/financial-information/sec-filings.
LivaNova has also considered impacts from the European Union Conflict Minerals Rule when disclosing details with regards to due diligence efforts. We continue to expand efforts to increase transparency through our data collection process and risk evaluation, as well as for disclosure by way of public reporting tools.

5.Due Diligence Results
During our due diligence efforts, members of Assent Compliance and/or members of the LivaNova supply chain team made several follow-up inquiries to each “non-responsive” supplier who did not respond to our initial survey, by phone or email. Assent Compliance reviewed the responses against criteria developed to determine which required further engagement with our suppliers. These criteria included incomplete responses as well as inconsistencies within the data reported in the CMRT. Assent Compliance worked directly with those suppliers to provide revised responses.
The large majority of the received responses provided data at the supplier company level or a division/segment level relative to the supplier, rather than at a level directly relating to a part number that the supplier supplies to us or were otherwise unable to specify the SORs used for components supplied to us. We were therefore unable to determine whether any of the necessary 3TGs that these suppliers reported were contained in components or parts supplied directly to us.
As noted above, we received 174 responses from our in-scope suppliers as of May 23, 2022. Based on these responses, for all responses that indicated a SOR, our third-party consultant compared the facilities listed to the list of SORs maintained by the RMI. If a supplier indicated that the facility was certified as “Conflict-Free,” Assent Compliance confirmed that the name was listed by RMI as RMAP Conformant. No violations were identified. As of May 23, 2022, we have validated 394 SORs, and we are working to validate the additional SOR entries from the submitted CMRTs. Appendix A lists all validated smelters and refiners that the suppliers we surveyed reported as being in their supply chains. We have not listed in Appendix A any smelters or refiners that we have not been able to validate. Appendix B includes an aggregated list of the potential countries of origin from which the reported SORs collectively source 3TGs, based on information provided through the CMRT data collection process, from direct smelter outreach and the RMAP. It is understood that many responses may provide more data than can be directly linked to LivaNova products, therefore, Appendix B may contain more countries than those that the necessary 3TGs in our products are being sourced from.
Based on the smelter lists provided by suppliers via the CMRTs and publicly available information, we have identified 239 SORs that are RMAP Conformant and an additional 18 that are RMAP Active (meaning they have committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the on-site assessment) as defined by the RMI smelter data. The remaining 137 have been identified as Non-Conformant, Not Enrolled, or Not Applicable (i.e., operational status unknown).
Efforts to Determine Mine or Location of Origin
By requesting that our suppliers complete the CMRT, and, as the program progresses, requiring full completion of all necessary smelter identification information, which will enable the validation and disclosure of the SORs as well as the tracing of the 3TGs to their location of origin, we have determined that seeking information about 3TGs SORs in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the necessary 3TGs in our supply chain.

6.Planned Process Improvements to Mitigate Risks
We intend to take the following steps to improve our conflict minerals program:
•Track and add new suppliers who provide components containing necessary 3TGs to the conflict minerals program.
•Engage with suppliers and direct them to training resources to increase the response rate and improve the content of the supplier survey responses.
•Engage any suppliers found to be supplying necessary 3TG from sources in the DRC or any adjoining country that is not definitively “DRC conflict free”, to establish an alternative source of 3TG that they can definitively identify as “DRC conflict free”.
•Continue to consider the European Union Conflict Minerals Rule within our conflict mineral program and when applicable to LivaNova, comply with the relevant requirements.
•Continue to evaluate our conflict mineral program and, if necessary, implement relevant updates, e.g., if cobalt becomes a mandatory regulation compliance requirement.

Appendix A 2021 Smelter or Refiner (SOR) List

The following smelters and refiners were reported by our suppliers as being in their supply chains. Only those validated as being legitimate are provided. The validation process involves cross-referencing incoming data from our suppliers with the Assent Compliance database, as well as the latest publicly available Responsible Minerals Initiative (RMI) smelter data.

Metal	Smelter Name	Country	Smelter ID
Gold	8853 S.p.A.	Italy	CID002763
Gold	Abington Reldan Metals, LLC	USA	CID002708
Gold	Advanced Chemical Company	USA	CID000015
Gold	African Gold Refinery	Uganda	CID003185
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560
Gold	Alexy Metals	USA	CID003500
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	Asahi Refining USA Inc.	USA	CID000920
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	Augmont Enterprises Private Limited	India	CID003461
Gold	Aurubis AG	Germany	CID000113
Gold	Bangalore Refinery	India	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Bauer Walser AG	Germany	CID000141
Gold	Boliden AB	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421
Gold	Caridad	Mexico	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Cendres + Metaux S.A.	Switzerland	CID000189
Gold	CGR Metalloys Pvt Ltd.	India	CID003382
Gold	Chimet S.p.A.	Italy	CID000233
Gold	Chugai Mining	Japan	CID000264
Gold	Daejin Indus Co., Ltd.	Korea, Republic of	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348
Gold	DODUCO Contacts and Refining GmbH	Germany	CID000362
Gold	Dowa	Japan	CID000401
Gold	DS PRETECH Co., Ltd.	Korea, Republic of	CID003195
Gold	DSC (Do Sung Corporation)	Korea, Republic of	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490

Metal	Smelter Name	Country	Smelter ID
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India	CID002852
Gold	Geib Refining Corporation	USA	CID002459
Gold	Gold Coast Refinery	Ghana	CID003186
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909
Gold	Guangdong Jinding Gold Limited	China	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of	CID000778
Gold	Industrial Refining Company	Belgium	CID002587
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Italpreziosi	Italy	CID002765
Gold	JALAN & Company	India	CID002893
Gold	Japan Mint	Japan	CID000823
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold	JSC Uralelectromed	Russian Federation	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Gold	K.A. Rasmussen	Norway	CID003497
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	Kazzinc	Kazakhstan	CID000957
Gold	Kennecott Utah Copper LLC	USA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	CID002605
Gold	Kundan Care Products Ltd.	India	CID003463
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
Gold	L'Orfebre S.A.	Andorra	CID002762
Gold	LS-NIKKO Copper Inc.	Korea, Republic of	CID001078
Gold	LT Metal Ltd.	Korea, Republic of	CID000689
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Gold	Marsam Metals	Brazil	CID002606
Gold	Materion	USA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	MD Overseas	India	CID003548

Metal	Smelter Name	Country	Smelter ID
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575
Gold	Metallix Refining Inc.	USA	CID003557
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	USA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Gold	Morris and Watson	New Zealand	CID002282
Gold	Morris and Watson Gold Coast	Australia	CID002866
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Gold	NH Recytech Company	Korea, Republic of	CID003189
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
Gold	OJSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	PAMP S.A.	Switzerland	CID001352
Gold	Pease & Curren	USA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Gold	PX Precinox S.A.	Switzerland	CID001498
Gold	QG Refining, LLC	USA	CID003324
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522
Gold	REMONDIS PMR B.V.	Netherlands	CID002582
Gold	Republic Metals Corporation	USA	CID002510
Gold	Royal Canadian Mint	Canada	CID001534
Gold	SAAMP	France	CID002761
Gold	Sabin Metal Corp.	USA	CID001546
Gold	Safimet S.p.A	Italy	CID002973
Gold	SAFINA A.S.	Czechia	CID002290
Gold	Sai Refinery	India	CID002853
Gold	Samduck Precious Metals	Korea, Republic of	CID001555
Gold	Samwon Metals Corp.	Korea, Republic of	CID001562
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	CID003529
Gold	SAXONIA Edelmetalle GmbH	Germany	CID002777
Gold	Schone Edelmetaal B.V.	Netherlands	CID001573
Gold	Sellem Industries Ltd.	Mauritania	CID003540
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622

Metal	Smelter Name	Country	Smelter ID
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527
Gold	Shirpur Gold Refinery Ltd.	India	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China	CID001761
Gold	Sovereign Metals	India	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153
Gold	Sudan Gold Refinery	Sudan	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	CID002918
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province of China	CID001810
Gold	T.C.A S.p.A	Italy	CID002580
Gold	Tai Perng	Taiwan, Province of China	CID001840
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	CID001916
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Gold	Torecom	Korea, Republic of	CID001955
Gold	Umicore Brasil Ltda.	Brazil	CID001977
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	United Precious Metal Refining, Inc.	USA	CID001993
Gold	Universal Precious Metals Refining Zambia	Zambia	CID002854
Gold	Valcambi S.A.	Switzerland	CID002003
Gold	Value Trading	Belgium	CID003617
Gold	WEEEREFINING	France	CID003615
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Tantalum	Asaka Riken Co., Ltd.	Japan	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211
Tantalum	CP Metals Inc.	USA	CID003402
Tantalum	D Block Metals, LLC	USA	CID002504
Tantalum	Exotech Inc.	USA	CID000456
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Tantalum	Global Advanced Metals Boyertown	USA	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	CID000616
Tantalum	H.C. Starck Co., Ltd.	Thailand	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	CID002547
Tantalum	H.C. Starck Inc.	USA	CID002548
Tantalum	H.C. Starck Ltd.	Japan	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	CID002545

Metal	Smelter Name	Country	Smelter ID
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tantalum	Jiujiang Janny New Material Co., Ltd.	China	CID003191
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	KEMET Blue Metals	Mexico	CID002539
Tantalum	KEMET Blue Powder	USA	CID002568
Tantalum	King-Tan Tantalum Industry Ltd.	China	CID000973
Tantalum	LSM Brasil S.A.	Brazil	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tantalum	NPM Silmet AS	Estonia	CID001200
Tantalum	Power Resources Ltd.	North Macedonia	CID002847
Tantalum	QuantumClean	USA	CID001508
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Tantalum	Telex Metals	USA	CID001891
Tantalum	Tranzact, Inc.	USA	CID002571
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	CID002307
Tin	Alpha	USA	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Tin	China Tin Group Co., Ltd.	China	CID001070
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000278
Tin	Cooperativa Metalurgica de Rondonia Ltda.	Brazil	CID000295
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486
Tin	CRM Synergies	Spain	CID003524
Tin	CV Ayi Jaya	Indonesia	CID002570
Tin	CV Dua Sekawan	Indonesia	CID002592
Tin	CV Gita Pesona	Indonesia	CID000306
Tin	CV United Smelting	Indonesia	CID000315
Tin	CV Venus Inti Perkasa	Indonesia	CID002455
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356
Tin	Dowa	Japan	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572
Tin	EM Vinto	Bolivia	CID000438
Tin	Estanho de Rondonia S.A.	Brazil	CID000448
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582
Tin	Fenix Metals	Poland	CID000468
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	CID002848

Metal	Smelter Name	Country	Smelter ID
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	China	CID000760
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	CID000244
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Tin	Luna Smelter, Ltd.	Rwanda	CID003387
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Tin	Metallic Resources, Inc.	USA	CID001142
Tin	Metallo Belgium N.V.	Belgium	CID002773
Tin	Metallo Spain S.L.U.	Spain	CID002774
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tin	Minsur	Peru	CID001182
Tin	Mitsubishi Materials Corporation	Japan	CID001188
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Tin	Operaciones Metalurgicas S.A.	Bolivia	CID001337
Tin	Pongpipat Company Limited	Myanmar	CID003208
Tin	Precious Minerals and Smelting Limited	India	CID003409
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tin	PT Babel Inti Perkasa	Indonesia	CID001402
Tin	PT Babel Inti Perkasa	Viet Nam	CID001402
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406
Tin	PT Bangka Prima Tin	Indonesia	CID002776
Tin	PT Bangka Serumpun	Indonesia	CID003205
Tin	PT Bangka Tin Industry	Indonesia	CID001419
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421
Tin	PT Bukit Timah	Indonesia	CID001428
Tin	PT Cipta Persada Mulia	Indonesia	CID002696
Tin	PT DS Jaya Abadi	Indonesia	CID001434
Tin	PT Eunindo Usaha Mandiri	Indonesia	CID001438
Tin	PT Inti Stania Prima	Indonesia	CID002530
Tin	PT Karimun Mining	Indonesia	CID001448
Tin	PT Kijang Jaya Mandiri	Indonesia	CID002829
Tin	PT Lautan Harmonis Sejahtera	Indonesia	CID002870
Tin	PT Masbro Alam Stania	Indonesia	CID003380
Tin	PT Menara Cipta Mulia	Indonesia	CID002835
Tin	PT Mitra Stania Prima	Indonesia	CID001453

Metal	Smelter Name	Country	Smelter ID
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449
Tin	PT O.M. Indonesia	Indonesia	CID002757
Tin	PT Panca Mega Persada	Indonesia	CID001457
Tin	PT Premium Tin Indonesia	Indonesia	CID000313
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381
Tin	PT Rajehan Ariq	Indonesia	CID002593
Tin	PT Refined Bangka Tin	Indonesia	CID001460
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468
Tin	PT Sukses Inti Makmur	Indonesia	CID002816
Tin	PT Sumber Jaya Indah	Indonesia	CID001471
Tin	PT Timah Nusantara	Indonesia	CID001486
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478
Tin	PT Tommy Utama	Indonesia	CID001493
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tin	Rui Da Hung	Taiwan, Province of China	CID001539
Tin	Soft Metais Ltda.	Brazil	CID001758
Tin	Super Ligas	Brazil	CID002756
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam	CID002834
Tin	Thaisarco	Thailand	CID001898
Tin	Tin Technology & Refining	USA	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Tin	Yunnan Tin Company Limited	China	CID002180
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Tungsten	ACL Metais Eireli	Brazil	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427
Tungsten	Artek LLC	Russian Federation	CID003553
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	CID002513
Tungsten	China Molybdenum Co., Ltd.	China	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281
Tungsten	CP Metals Inc.	USA	CID003448
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	CID003401
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	CID000499
Tungsten	Fujian Xinlu Tungsten	China	CID003609
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China	CID002536
Tungsten	GEM Co., Ltd.	China	CID003417

Metal	Smelter Name	Country	Smelter ID
Tungsten	Global Tungsten & Powders Corp.	USA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002542
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002550
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	CID000769
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China	CID003182
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	China	CID002647
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	CID002535
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408
Tungsten	Kennametal Fallon	USA	CID000966
Tungsten	Kennametal Huntsville	USA	CID000105
Tungsten	KGETS Co., Ltd.	Korea, Republic of	CID003388
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China	CID003407
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten	Masan Tungsten Chemical LLC (MTC)	Viet Nam	CID002543
Tungsten	Moliren Ltd.	Russian Federation	CID002845
Tungsten	Niagara Refining LLC	USA	CID002589
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	CID002815
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam	CID001889
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam	CID002011
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	CID002095

Appendix B 2021 Countries of Origin List

This list of potential countries of origin is populated based on information provided through the CMRT data collection process, from direct smelter outreach and the RMAP. It is important to note that the below list includes every potential country reported by our suppliers, regardless of whether the materials at issue used by LivaNova originated from that particular country. As a result, Appendix B may contain more countries than those from which our products are being sourced.

Country	Country
Andorra	Netherlands
Australia	New Zealand
Austria	North Macedonia
Belgium	Norway
Bolivia	Peru
Brazil	Philippines
Canada	Poland
Chile	Russian Federation
China	Rwanda
Colombia	Saudi Arabia
Czechia	Singapore
Estonia	South Africa
France	Spain
Germany	Sudan
Ghana	Sweden
India	Switzerland
Indonesia	Taiwan, Province of China
Italy	Thailand
Japan	Turkey
Kazakhstan	Uganda
Korea, Republic Of	United Arab Emirates
Kyrgyzstan	USA
Lithuania	Uzbekistan
Malaysia	Viet Nam
Mauritania	Zambia
Mexico	Zimbabwe
Myanmar